Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS SECOND QUARTER NET INCOME OF $221 MILLION

Net Income Up 11% from First Quarter of 2012

Efficiency Initiatives Underway

CLEVELAND, July 19, 2012 – KeyCorp (NYSE: KEY) today announced second quarter net income from continuing operations attributable to Key common shareholders of $221 million, or $.23 per common share, compared to $199 million, or $.21 per common share for the first quarter of 2012, and $243 million, or $.26 per common share for the second quarter of 2011. For the six months ended June 30, 2012, net income from continuing operations attributable to Key common shareholders was $420 million, or $.44 per common share, compared to $427 million, or $.46 per common share for the same period one year ago.

SIGNIFICANT EVENTS

Company-wide initiatives to improve efficiency

•	Expense reduction of $150-$200 million targeted by December 2013 – full benefit in 2014

•	Changing cost structure to be more variable and aligned with operating environment

•	Focused on organizational design, strategic sourcing, and branch rationalization

Completed acquisition of 37 branches in Upstate New York on July 13, 2012

•	Seamless conversion adding $2.1 billion in deposits and $260 million in loans

•	Credit card receivables of approximately $70 million to be added in September

•	Strengthens market share and positions Key to acquire and deepen client relationships

•	Liquidity used for debt maturities and to fund organic growth opportunities

Early termination of leveraged leases

•	Opportunity to realize economic benefits in current low interest rate environment

•	Gains are nontaxable pursuant to previous settlement with the IRS

•	Accelerates reduction in exit portfolio

Executing on capital management priorities

•	Repurchased 10.5 million shares at an average cost of $7.83 per share in the second quarter

•	Increased common share dividend for the second quarter from $.03 to $.05 per share

•	Redeemed $707 million of trust preferred securities on July 12, 2012

“Key’s second quarter results reflect continued loan growth, improvement in credit quality, and disciplined expense control,” said Chairman and Chief Executive Officer Beth Mooney. “We continue to benefit from the successful execution of our relationship strategy, which is driving client acquisition and engagement. We have seen five consecutive quarters of growth in commercial and industrial loans. Credit quality improved again this quarter as we continue to reduce our exit portfolio and add high quality new loan originations.”

Mooney added: “To maintain our positive momentum, we are launching new efficiency initiatives and identifying opportunities to leverage our strong capital position to make attractive investments in our business, such as our recent branch acquisition in Upstate New York. These actions represent exciting new opportunities for Key to improve profitability by leveraging our brand, growing client relationships, and aligning our cost structure with the current operating environment.”

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

SECOND QUARTER 2012 FINANCIAL RESULTS

•	Net income up 11% from first quarter of 2012

•	Maintained solid balance sheet with Tier 1 common equity of 11.7%

•	Continued loan growth driven by commercial, financial and agricultural loan portfolio

•	Further improvement in credit quality with net loan charge-offs to average loans ratio of .63% approaching long-term target and improving 19 basis points from prior quarter

Selected Financial Highlights

dollars in millions, except per share data				Change 2Q12 vs.
	2Q12	1Q12	2Q11	1Q12	2Q11
Income (loss) from continuing operations attributable to Key common shareholders	$221	$199	$243	11.1%	(9.1)%
Income (loss) from continuing operations attributable to Key common shareholders per common share	.23	.21	.26	9.5	(11.5)
Return on average total assets from continuing operations	1.12%	1.02%	1.23%	N/A	N/A
Tier 1 common equity	11.68	11.55	11.14	N/A	N/A
Book value at period end	$10.43	$10.26	$9.88	1.7%	5.6%
Net interest margin (TE) from continuing operations	3.06%	3.16%	3.19%	N/A	N/A

N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 2Q12 vs.
	2Q12	1Q12	2Q11	1Q12	2Q11
Net interest income (TE)	$544	$559	$570	(2.7)%	(4.6)%
Noninterest income	485	472	454	2.8	6.8

Total revenue	$1,029	$1,031	$1,024	(.2)%	.5%

Taxable-equivalent net interest income was $544 million for the second quarter of 2012, and the net interest margin was 3.06%. These results compare to taxable-equivalent net interest income of $570 million and a net interest margin of 3.19% for the second quarter of 2011. The second quarter of 2012 included a $13 million reduction to net interest income from the write-off of fees as well as capitalized loan origination costs due to the early termination of leveraged leases, resulting in a seven (7) basis point decline in the net interest margin. In addition, the decrease in net interest income and net interest margin resulted from the continuation of the low-rate environment contracting the spread between lending rates and funding costs.

Compared to the first quarter of 2012, taxable-equivalent net interest income decreased by $15 million, and the net interest margin declined by ten (10) basis points. The write-off of fees and capitalized loan origination costs from the early termination of leveraged leases was $7 million higher than in the first quarter of 2012, resulting in four (4) basis points of margin contraction. In addition, lower reinvestment yields on investment securities and loans coupled with an increase in short-term investment in anticipation of debt maturities pressured asset yields. This impact was partially offset by the maturity of higher rate certificates of deposit and an increase in demand and lower-cost liquid deposits, which reduced the overall cost of funds. The maturities of debt in the second quarter and the redemption of trust preferred securities on July 12 will benefit the net interest margin during the third quarter.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Noninterest Income

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Trust and investment services income	$102	$109	$113	(6.4)%	(9.7)%
Service charges on deposit accounts	70	68	69	2.9	1.4
Operating lease income	20	22	32	(9.1)	(37.5)
Letter of credit and loan fees	56	54	47	3.7	19.1
Corporate-owned life insurance income	30	30	28	—	7.1
Net securities gains (losses)	—	—	2	N/M	N/M
Electronic banking fees	19	17	33	11.8	(42.4)
Gains on leased equipment	36	27	5	33.3	620.0
Insurance income	11	12	14	(8.3)	(21.4)
Net gains (losses) from loan sales	32	22	11	45.5	190.9
Net gains (losses) from principal investing	24	35	17	(31.4)	41.2
Investment banking and capital markets income (loss)	37	43	42	(14.0)	(11.9)
Other income	48	33	41	45.5	17.1

Total noninterest income	$485	$472	$454	2.8%	6.8%

N/M = Not Meaningful

Key’s noninterest income was $485 million for the second quarter of 2012, compared to $454 million for the year-ago quarter. Gains on leased equipment increased $31 million compared to the same period one year ago, primarily related to the early terminations of leveraged leases. Net gains (losses) from loan sales also increased $21 million from the year-ago quarter. These increases in noninterest income were partially offset by a $14 million decrease in electronic banking fees as a result of government pricing controls on debit transactions that went into effect October 1, 2011, and a $12 million decline in operating lease income.

Compared to the first quarter of 2012, noninterest income increased by $13 million. Gains on leased equipment increased $9 million, primarily related to the early terminations of leveraged leases in the second quarter of 2012. Net gains (losses) from loan sales also increased $10 million compared to the first quarter of 2012. These increases in noninterest income were partially offset by a decline in net gains (losses) from principal investing (including results attributable to noncontrolling interests) of $11 million.

Noninterest Expense

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Personnel expense	$389	$385	$380	1.0%	2.4%
Net occupancy	62	64	62	(3.1)	—
Other expense	263	254	238	3.5	10.5

Total noninterest expense	$714	$703	$680	1.6%	5.0%

Key’s noninterest expense was $714 million for the second quarter of 2012, compared to $680 million for the same period last year. The provision (credit) for losses on lending-related commitments was an expense of $6 million compared to a credit of $12 million for the same period one year ago. Other real estate owned (“OREO”) expense increased $10 million, and personnel expense increased $9 million due to increased hiring of client-facing personnel and annual merit increases. Business services and professional fees also increased $7 million, partially related to the company-wide efficiency initiatives, and marketing expense was $7 million higher as a result of the spring home equity loan campaign and Key’s acquisition of 37 branches in Upstate New York, which closed on July 13. These increases in noninterest expenses were partially offset by a $10 million decrease in operating lease expense compared to the same period one year ago.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Compared to the first quarter of 2012, noninterest expense increased by $11 million. Business services and professional fees increased $13 million partially due to the company-wide efficiency initiatives discussed above, and the provision (credit) for losses on lending-related commitments increased $6 million.

BALANCE SHEET HIGHLIGHTS

As of June 30, 2012, Key had total assets of $86.5 billion compared to $87.4 billion at March 31, 2012, and $88.8 billion at June 30, 2011.

Average Loans

				Change 6-30-12 vs.
dollars in millions	6-30-12	3-31-12	6-30-11	3-31-12	6-30-11
Commercial, financial and agricultural	$20,132	$19,638	$16,922	2.5%	19.0%
Other commercial loans	14,529	15,123	16,314	(3.9)	(10.9)
Total home equity loans	9,852	9,694	10,052	1.6	(2.0)
Other consumer loans	4,933	4,975	5,166	(.8)%	(4.5)

Total loans	$49,446	$49,430	$48,454	—	2.0%

Average loans were $49.4 billion for the second quarter of 2012, an increase of $992 million compared to the second quarter of 2011. Commercial, financial and agricultural loans grew by $3.2 billion over the year-ago quarter, with nearly half of the growth originating in Key’s Institutional Banking line of business. This growth was partially offset by declines in the commercial real estate portfolio, the equipment lease portfolios resulting from the early termination of certain leveraged leases in the exit portfolio, and run-off of consumer loans in the designated exit portfolio.

Compared to the first quarter of 2012, the balance of average loans was essentially unchanged. Commercial, financial and agricultural loans grew $494 million, and home equity loans also increased as a result of Key’s spring home equity loan campaign. These increases were offset by declines in the real estate – commercial mortgage, and the equipment lease portfolios resulting from the early termination of certain leveraged leases in the exit portfolio.

Key originated approximately $10.3 billion in new or renewed lending commitments to consumers and businesses during the second quarter of 2012, which is up $2 billion from the first quarter of 2012.

Average Deposits

				Change 6-30-12 vs.
dollars in millions	6-30-12	3-31-12	6-30-11	3-31-12	6-30-11
Nontime deposits	$51,560	$49,560	$46,136	4.0%	11.8%
Certificates of deposits ($100,000 or more)	3,858	4,036	5,075	(4.4)	(24.0)
Other time deposits	5,645	6,035	7,330	(6.5)	(23.0)

Total deposits	$61,063	$59,631	$58,541	2.4%	4.3%

Cost of interest-bearing deposits	.69%	.76%	.97%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $61.1 billion for the second quarter of 2012, an increase of $2.5 billion compared to the year-ago quarter. Most of the growth came from demand deposits, as increases in interest-bearing liquid deposits were largely offset by reductions in time deposit balances.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Compared to the first quarter of 2012, average deposits increased by $1.4 billion. Business demand deposits grew by $883 million, and interest-bearing demand deposits grew by $750 million. This increase in average deposits was partially offset by declines in certificates of deposit ($100,000 or more) and other time deposits.

ASSET QUALITY

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Net loan charge-offs	$77	$101	$134	(23.8)%	(42.5)%
Net loan charge-offs to average loans	.63%	.82%	1.11%	N/A	N/A
Nonperforming loans at period end	$657	$666	$842	(1.4)	(22.0)
Nonperforming assets at period end	751	767	950	(2.1)	(20.9)
Allowance for loan and lease losses	888	944	1,230	(5.9)	(27.8)%
Allowance for loan and lease losses to nonperforming loans	135%	142%	146%	N/A	N/A
Provision for loan and lease losses	$21	$42	$(8)	(50.0)%	N/M

N/A = Not Applicable, N/M = Not Meaningful

Key’s provision for loan and lease losses was a charge of $21 million for the second quarter of 2012, compared to a charge of $42 million for the first quarter of 2012 and a credit of $8 million for the year-ago quarter. Key’s allowance for loan and lease losses was $888 million, or 1.79% of total period-end loans at June 30, 2012, compared to 1.92% at March 31, 2012, and 2.57% at June 30, 2011.

Net loan charge-offs for the second quarter of 2012 totaled $77 million, or .63% of average loans. These results compare to $101 million, or .82% for the first quarter of 2012, and $134 million, or 1.11% for the same period last year.

Compared to the first quarter of 2012, net loan charge-offs declined $24 million primarily due to stronger recoveries in the commercial loan portfolio. Key’s exit loan portfolio accounted for $19 million, or 24.68% of Key’s total net loan charge-offs for the second quarter of 2012. Net loan charge-offs in the exit loan portfolio decreased by $7 million from the first quarter of 2012 due to declines in net loan charge-offs in both the commercial and consumer loan portfolios.

At June 30, 2012, Key’s nonperforming loans totaled $657 million and represented 1.32% of period-end portfolio loans, compared to 1.35% at March 31, 2012, and 1.76% at June 30, 2011. Nonperforming assets at June 30, 2012, totaled $751 million and represented 1.51% of portfolio loans and OREO and other nonperforming assets, compared to 1.55% at March 31, 2012, and 1.98% at June 30, 2011.

Nonperforming assets continued to decrease during the second quarter of 2012, representing the eleventh consecutive quarterly decline. OREO balances declined to $28 million at June 30, 2012, a decrease of $33 million from March 31, 2012.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at June 30, 2012.

Capital Ratios

	6-30-12	3-31-12	6-30-11
Tier 1 common equity (a), (b)	11.68%	11.55%	11.14%
Tier 1 risk-based capital (a)	12.50	13.29	13.93
Total risk based capital (a)	15.89	16.68	17.88
Tangible common equity to tangible assets (b)	10.44	10.26	9.67

(a)	6-30-12 ratio is estimated.

(b)	The table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at June 30, 2012, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.7% and 12.5%, respectively. In addition, the tangible common equity ratio was 10.4% at June 30, 2012.

Summary of Changes in Common Shares Outstanding

				Change 2Q12 vs.
in thousands	2Q12	1Q12	2Q11	1Q12	2Q11
Shares outstanding at beginning of period	956,102	953,008	953,926	.3%	.2%
Common shares repurchased	(10,468)	—	—	N/M	N/M
Shares reissued (returned) under employee benefit plans	(161)	3,094	(104)	N/M	N/M

Shares outstanding at end of period	945,473	956,102	953,822	(1.1)%	(.9)%

N/M = Not Meaningful

As previously announced, the Board of Directors authorized a common share repurchase program of up to $344 million to begin in the second quarter of this year through the first quarter of 2013. During the second quarter of 2012, Key repurchased 10,467,988 common shares at an average cost of $7.83 per share.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Revenue from continuing operations (TE)
Key Community Bank	$537	$528	$559	1.7%	(3.9)%
Key Corporate Bank	392	401	391	(2.2)	.3
Other segments	99	105	68	(5.7)	45.6

Total segments	1,028	1,034	1,018	(.6)	1.0
Reconciling items	1	(3)	6	N/M	(83.3)

Total	$1,029	$1,031	$1,024	(.2)%	.5%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$41	$57	$34	(28.1)%	20.6%
Key Corporate Bank	105	100	164	5.0	(36.0)
Other segments	54	45	42	20.0	28.6

Total segments	200	202	240	(1.0)	(16.7)
Reconciling items	26	3	9	766.7	188.9

Total	$226	$205	$249	10.2%	(9.2)%

TE = Taxible equivalent, N/M = Not Meaningful

Key Community Bank

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Summary of operations
Net interest income (TE)	$348	$353	$374	(1.4)%	(7.0)%
Noninterest income	189	175	185	8.0	2.2

Total revenue (TE)	537	528	559	1.7	(3.9)
Provision (credit) for loan and lease losses	11	2	79	450.0	(86.1)
Noninterest expense	476	456	447	4.4	6.5

Income (loss) before income taxes (TE)	50	70	33	(28.6)	51.5
Allocated income taxes and TE adjustments	9	13	(1)	(30.8)	N/M

Net income (loss) attributable to Key	$41	$57	$34	(28.1)%	20.6%

Average balances
Loans and leases	27,043	26,617	26,242	1.6%	3.1%
Total assets	30,638	30,194	29,687	1.5	3.2
Deposits	48,253	47,768	47,719	1.0	1.1

Assets under management at period end	21,116	21,939	19,787	(3.8)%	6.7%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Additional Key Community Bank Data

				Change 2Q12 vs.
dollars in millions	2Q12	1Q12	2Q11	1Q12	2Q11
Noninterest income
Trust and investment services income	$47	$48	$46	(2.1)%	2.2%
Service charges on deposit accounts	59	56	59	5.4	—
Electronic banking fees	19	17	33	11.8	(42.4)
Other noninterest income	64	54	47	18.5	36.2

Total noninterest income	$189	$175	$185	8.0%	2.2%

Average deposit balances
NOW and money market deposit accounts	$23,919	$23,161	$21,864	3.3%	9.4%
Savings deposits	2,078	1,992	1,975	4.3	5.2
Certificates of deposit ($100,000 or more)	3,275	3,447	4,081	(5.0)	(19.8)
Other time deposits	5,630	6,023	7,315	(6.5)	(23.0)
Deposits in foreign office	361	370	411	(2.4)	(12.2)
Noninterest-bearing deposits	12,990	12,775	12,073	1.7	7.6

Total deposits	$48,253	$47,768	$47,719	1.0%	1.1%

Home equity loans
Average balance	$9,359	$9,173	$9,441
Weighted-average loan-to-value ratio (at date of origination)	71%	70%	70%
Percent first lien positions	54	53	53
Other data
Branches	1,062	1,059	1,048
Automated teller machines	1,576	1,572	1,564

Key Community Bank Summary of Operations

•	Four consecutive quarters of average loan growth

•	Strong spring borrowing campaign drove home equity balances 5% higher during second quarter

•	Continued improvement in deposit mix

•	Net loan charge-offs of 74 basis points at lowest level in four years

Key Community Bank recorded net income attributable to Key of $41 million for the second quarter of 2012, compared to net income attributable to Key of $34 million for the year-ago quarter.

Taxable-equivalent net interest income declined by $26 million, or 7% from the second quarter of 2011. Average loans and leases grew 3% while average deposits increased 1% from one year ago. Given the continued low-rate environment, the value derived from deposits was less in the current period compared to the same period one year ago.

Noninterest income increased by $4 million, or 2.2% from the year-ago quarter. Net gains (losses) from loan sales increased $9 million, and various other miscellaneous items increased $12 million. These increases in noninterest income were partially offset by a $14 million decline in electronic banking fees resulting from government pricing controls on debit transactions that went into effect October 1, 2011.

The provision for loan and lease losses declined by $68 million, or 86.1% compared to the second quarter of 2011, due to lower net loan charge-offs from the same period one year ago. Net loan charge-offs were $50 million for the second quarter of 2012, down $29 million from the same period one year ago.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Noninterest expense increased by $29 million, or 6.5% from the year-ago quarter. Key’s acquisition of 37 branches in Upstate New York and the spring home equity loan campaign resulted in increases to marketing and technology expenses. Personnel expense also increased due to the hiring of client-facing personnel and annual merit increases. These increases in noninterest expense were partially offset by decreases in deferred loan origination expense and FDIC deposit insurance assessments from one year ago.

Key Corporate Bank

dollars in millions				Change 2Q12 vs.
	2Q12	1Q12	2Q11	1Q12	2Q11
Summary of operations
Net interest income (TE)	$182	$187	$176	(2.7)%	3.4%
Noninterest income	210	214	215	(1.9)	(2.3)

Total revenue (TE)	392	401	391	(2.2)	.3
Provision (credit) for loan and lease losses	4	13	(76)	(69.2)	N/M
Noninterest expense	218	231	207	(5.6)	5.3

Income (loss) before income taxes (TE)	170	157	260	8.3	(34.6)
Allocated income taxes and TE adjustments	62	57	95	8.8	(34.7)

Net income (loss)	108	100	165	8.0	(34.5)
Less: Net income (loss) attributable to noncontrolling interests	3	—	1	N/M	200.0

Net income (loss) attributable to Key	$105	$100	$164	5.0%	(36.0)%

Average balances
Loans and leases	$18,532	$18,584	$17,168	(.3)%	7.9%
Loans held for sale	514	509	302	1.0	70.2
Total assets	22,715	22,863	21,468	(.6)	5.8
Deposits	12,409	11,556	10,195	7.4	21.7

Assets under management at period end	$28,033	$30,694	$39,466	(8.7)%	(29.0)%

N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 2Q12 vs.
	2Q12	1Q12	2Q11	1Q12	2Q11
Noninterest income
Trust and investment services income	$55	$61	$66	(9.8)%	(16.7)%
Investment banking and debt placement fees (a)	69	59	57	16.9	21.1
Operating lease income and other leasing gains (b)	20	23	28	(13.0)	(28.6)
Corporate services income (c)	30	34	27	(11.8)	11.1
Other noninterest income	36	37	37	(2.7)	(2.7)

Total noninterest income	$210	$214	$215	(1.9)%	(2.3)%

(a)	Included in “Investment banking and capital markets income (loss),” “Net gains (losses) from loan sales,” and “Letter of credit and loan fees” on the Consolidated Statements of Income.
(b)	Included in “Operating lease income” and “Gains on leased equipment” on the Consolidated Statements of Income.
(c)	Included in “Service charges on deposit accounts,” “Letter of credit and loan fees,” and “Investment banking and capital markets income (loss)” on the Consolidated Statements of Income.

Key Corporate Bank Summary of Operations

•	Acquired 166 new clients in the second quarter, up 41% from the first quarter

•	Investment banking and debt placement fees were $69 million, up 17% from the first quarter

•	Average loans up 8% from the prior year and flat to the prior quarter

•	Average deposits up 22% from the prior year and 7% from the prior quarter

Key Corporate Bank recorded net income attributable to Key of $105 million for the second quarter of 2012, compared to net income attributable to Key of $164 million for the same period one year ago.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Taxable-equivalent net interest income increased by $6 million, or 3.4% compared to the second quarter of 2011. Average earning assets increased $1.3 billion, or 7% from the year-ago quarter, resulting in an increase in earning asset spread of $9 million. This increase was partially offset by a decrease in interest-related loan fees.

Noninterest income decreased by $5 million, or 2.3% from the second quarter of 2011. Decreases in trust and investment services income, operating lease income, and investment banking and capital markets income were partially offset by increases in net gains (losses) from loan sales and letter of credit and loan fees compared to the year-ago quarter.

The provision for loan and lease losses in the second quarter of 2012 was a charge of $4 million compared to a credit of $76 million for the same period one year ago. The charge in the second quarter of 2012 related to the increase in loans and leases, partially offset by continued improvement in the portfolio’s asset quality for the eleventh consecutive quarter. Net loan charge-offs in the second quarter of 2012 were $9 million compared to $29 million for the same period one year ago.

Noninterest expense increased by $11 million, or 5.3% from the second quarter of 2011. The provision (credit) for losses on lending-related commitments was an expense of $6 million compared to a credit of $13 million one year ago. OREO expense also increased $10 million. These increases in noninterest expense were partially offset by decreases in operating lease expense of $5 million, personnel expense of $4 million, and other operating expenses.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $54 million for the second quarter of 2012, compared to net income attributable to Key of $42 million for the same period last year. These results were primarily attributable to a $21 million net gain resulting from the early terminations of leveraged leases in the second quarter of 2012 (a $31 million gain on leased equipment less a $10 million charge for the write-off of capitalized loan origination costs). These results were partially offset by an increase in the provision (credit) for loan and lease losses of $16 million compared to one year ago.

*****

Key traces its history back more than 160 years and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key has assets of approximately $86.5 billion at June 30, 2012.

Key provides deposit, lending, cash management and investment services to individuals and small businesses through its 14-state branch network under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name.

For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	David Reavis
216.689.0520	216.471.2886
Vernon_Patterson@KeyBank.com	David_Reavis@KeyBank.com
Twitter: @keybank_news

Kelly L. Lammers

216.689.3133

Kelly_L_Lammers@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2011, and its Quarterly Report on Form 10-Q for the period ended March 31, 2012, each of which have been filed with the Securities and Exchange Commission and are available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, July 19, 2012. An audio replay of the call will be available through July 26, 2012.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

KeyCorp

Second Quarter 2012

Financial Supplement

Page

13	Financial Highlights

15	GAAP to Non-GAAP Reconciliation

16	Consolidated Balance Sheets

17	Consolidated Statements of Income

18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

20	Noninterest Income

20	Trust and Investment Services Income

20	Investment Banking and Capital Markets Income (Loss)

21	Noninterest Expense

21	Personnel Expense

22	Loan Composition

22	Loans Held for Sale Composition

22	Summary of Changes in Loans Held for Sale

23	Exit Loan Portfolio From Continuing Operations

23	Asset Quality Statistics From Continuing Operations

24	Summary of Loan and Lease Loss Experience From Continuing Operations

25	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

26	Summary of Changes in Nonperforming Loans From Continuing Operations

26	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations

26	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

27	Line of Business Results

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	6-30-12	3-31-12	6-30-11
Summary of operations
Net interest income (TE)	$544	$559	$570
Noninterest income	485	472	454

Total revenue (TE)	1,029	1,031	1,024
Provision (credit) for loan and lease losses	21	42	(8)
Noninterest expense	714	703	680
Income (loss) from continuing operations attributable to Key	226	205	249
Income (loss) from discontinued operations, net of taxes (b)	10	(5)	(9)
Net income (loss) attributable to Key	236	200	240

Income (loss) from continuing operations attributable to Key common shareholders	$221	$199	$243
Income (loss) from discontinued operations, net of taxes (b)	10	(5)	(9)
Net income (loss) attributable to Key common shareholders	231	194	234

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.21	$.26
Income (loss) from discontinued operations, net of taxes (b)	.01	(.01)	(.01)
Net income (loss) attributable to Key common shareholders (e)	.24	.20	.25

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.23	.21	.26
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	.01	(.01)	(.01)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.24	.20	.25
Cash dividends paid	.05	.03	.03
Book value at period end	10.43	10.26	9.88
Tangible book value at period end	9.45	9.28	8.90
Market price at period end	7.74	8.50	8.33

Performance ratios
From continuing operations:
Return on average total assets	1.12%	1.02%	1.23%
Return on average common equity	9.06	8.25	10.51
Net interest margin (TE)	3.06	3.16	3.19

From consolidated operations:
Return on average total assets	1.10%	.93%	1.10%
Return on average common equity	9.47	8.04	10.12
Net interest margin (TE)	2.99	3.08	3.11
Loan to deposit (d)	86.38	86.97	86.10

Capital ratios at period end
Key shareholders’ equity to assets	11.74%	11.55%	10.95%
Tangible Key shareholders’ equity to tangible assets	10.78	10.60	10.00
Tangible common equity to tangible assets (a)	10.44	10.26	9.67
Tier 1 common equity (a), (c)	11.68	11.55	11.14
Tier 1 risk-based capital (c)	12.50	13.29	13.93
Total risk-based capital (c)	15.89	16.68	17.88
Leverage (c)	11.29	12.12	12.13

Asset quality — from continuing operations
Net loan charge-offs	$77	$101	$134
Net loan charge-offs to average loans	.63%	.82%	1.11%
Allowance for loan and lease losses to annualized net loan charge-offs	286.74	232.39	228.85
Allowance for loan and lease losses	$888	$944	$1,230
Allowance for credit losses	939	989	1,287
Allowance for loan and lease losses to period-end loans	1.79%	1.92%	2.57%
Allowance for credit losses to period-end loans	1.89	2.01	2.69
Allowance for loan and lease losses to nonperforming loans	135.16	141.74	146.08
Allowance for credit losses to nonperforming loans	142.92	148.50	152.85
Nonperforming loans at period end	$657	$666	$842
Nonperforming assets at period end	751	767	950
Nonperforming loans to period-end portfolio loans	1.32%	1.35%	1.76%
Nonperforming assets to period-end portfolio loans plus
OREO and other nonperforming assets	1.51	1.55	1.98

Trust and brokerage assets
Assets under management	$49,149	$52,633	$59,253
Nonmanaged and brokerage assets	23,912	33,021	29,472

Other data
Average full-time equivalent employees	15,455	15,404	15,349
Branches	1,062	1,059	1,048

Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Six months ended
	6-30-12	6-30-11
Summary of operations
Net interest income (TE)	$1,103	$1,174
Noninterest income	957	911

Total revenue (TE)	2,060	2,085
Provision (credit) for loan and lease losses	63	(48)
Noninterest expense	1,417	1,381
Income (loss) from continuing operations attributable to Key	431	523
Income (loss) from discontinued operations, net of taxes (b)	5	(20)
Net income (loss) attributable to Key	436	503

Income (loss) from continuing operations attributable to Key common shareholders	$420	$427
Income (loss) from discontinued operations, net of taxes (b)	5	(20)
Net income (loss) attributable to Key common shareholders	425	407

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.44	$.47
Income (loss) from discontinued operations, net of taxes (b)	.01	(.02)
Net income (loss) attributable to Key common shareholders (e)	.45	.44

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.44	.46
Income (loss) from discontinued operations, net of taxes — assuming dilution (b)	.01	(.02)
Net income (loss) attributable to Key common shareholders — assuming dilution (e)	.45	.44

Cash dividends paid	.08	.04

Performance ratios
From continuing operations:
Return on average total assets	1.07%	1.27%
Return on average common equity	8.66	9.67
Net interest margin (TE)	3.11	3.22

From consolidated operations:
Return on average total assets	1.01%	1.14%
Return on average common equity	8.76	9.22
Net interest margin (TE)	3.03	3.14

Asset quality — from continuing operations
Net loan charge-offs	$178	$327
Net loan charge-offs to average loans	.72%	1.35%

Other data
Average full-time equivalent employees	15,430	15,326

Taxable-equivalent adjustment	$12	$13

(a)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(c)	6-30-12 ratio is estimated.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	Earnings per share may not foot due to rounding.
TE	= Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

GAAP to Non-GAAP Reconciliations

(dollars in millions, except per share amounts)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “Tier 1 common equity” and “pre-provision net revenue.”

The tangible common equity ratio has been a focus for some investors, and management believes this ratio may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	6-30-12	3-31-12	6-30-11
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,155	$10,099	$9,719
Less: Intangible assets	932	932	936
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$8,932	$8,876	$8,492

Total assets (GAAP)	$86,523	$87,431	$88,782
Less: Intangible assets	932	932	936

Tangible assets (non-GAAP)	$85,591	$86,499	$87,846

Tangible common equity to tangible assets ratio (non-GAAP)	10.44%	10.26%	9.67%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,155	$10,099	$9,719
Qualifying capital securities	339	1,046	1,791
Less: Goodwill	917	917	917
Accumulated other comprehensive income (loss) (a)	(113)	(70)	47
Other assets (b)	69	69	157

Total Tier 1 capital (regulatory)	9,621	10,229	10,389
Less: Qualifying capital securities	339	1,046	1,791
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$8,991	$8,892	$8,307

Net risk-weighted assets (regulatory) (b), (c)	$76,984	$76,956	$74,578

Tier 1 common equity ratio (non-GAAP) (c)	11.68%	11.55%	11.14%

Pre-provision net revenue
Net interest income (GAAP)	$538	$553	$564
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	485	472	454
Less: Noninterest expense	714	703	680

Pre-provision net revenue from continuing operations (non-GAAP)	$315	$328	$344

(a)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the December 31, 2006, adoption and subsequent application of the applicable accounting guidance for defined benefit and other postretirement plans.
(b)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed deferred tax assets of $75 million at June 30, 2011, disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at June 30, 2012 and March 31, 2012.
(c)	6-30-12 amount is estimated.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Consolidated Balance Sheets

(dollars in millions)

	6-30-12	3-31-12	6-30-11
Assets
Loans	$49,605	$49,226	$47,840
Loans held for sale	656	511	381
Securities available for sale	13,205	14,633	18,680
Held-to-maturity securities	4,352	3,019	19
Trading account assets	679	614	769
Short-term investments	2,216	3,605	4,563
Other investments	1,186	1,188	1,195

Total earning assets	71,899	72,796	73,447
Allowance for loan and lease losses	(888)	(944)	(1,230)
Cash and due from banks	717	416	853
Premises and equipment	931	937	919
Operating lease assets	318	335	453
Goodwill	917	917	917
Other intangible assets	15	15	19
Corporate-owned life insurance	3,285	3,270	3,208
Derivative assets	818	830	900
Accrued income and other assets	2,978	3,091	2,968
Discontinued assets	5,533	5,768	6,328

Total assets	$86,523	$87,431	$88,782

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$28,957	$29,124	$26,277
Savings deposits	2,103	2,075	1,973
Certificates of deposit ($100,000 or more)	3,669	3,984	4,939
Other time deposits	5,385	5,848	7,167

Total interest-bearing deposits	40,114	41,031	40,356
Noninterest-bearing deposits	21,435	19,606	19,318
Deposits in foreign office — interest-bearing	618	857	736

Total deposits	62,167	61,494	60,410
Federal funds purchased and securities sold under repurchase agreements	1,716	1,846	1,668
Bank notes and other short-term borrowings	362	324	511
Derivative liabilities	763	754	991
Accrued expense and other liabilities	1,417	1,450	1,518
Long-term debt	7,521	8,898	10,997
Discontinued liabilities	2,401	2,549	2,950

Total liabilities	76,347	77,315	79,045

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,120	4,116	4,191
Retained earnings	6,595	6,411	5,926
Treasury stock, at cost	(1,796)	(1,717)	(1,815)
Accumulated other comprehensive income (loss)	(72)	(19)	109

Key shareholders’ equity	10,155	10,099	9,719
Noncontrolling interests	21	17	18

Total equity	10,176	10,116	9,737

Total liabilities and equity	$86,523	$87,431	$88,782

Common shares outstanding (000)	945,473	956,102	953,822

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Interest income
Loans	$518	$536	$551	$1,054	$1,121
Loans held for sale	5	5	3	10	7
Securities available for sale	105	116	149	221	315
Held-to-maturity securities	17	12	1	29	1
Trading account assets	5	6	9	11	16
Short-term investments	2	1	1	3	2
Other investments	10	8	12	18	24

Total interest income	662	684	726	1,346	1,486

Interest expense
Deposits	71	77	100	148	210
Federal funds purchased and securities sold under repurchase agreements	1	1	2	2	3
Bank notes and other short-term borrowings	2	2	3	4	6
Long-term debt	50	51	57	101	106

Total interest expense	124	131	162	255	325

Net interest income	538	553	564	1,091	1,161
Provision (credit) for loan and lease losses	21	42	(8)	63	(48)

Net interest income (expense) after provision for loan and lease losses	517	511	572	1,028	1,209

Noninterest income
Trust and investment services income	102	109	113	211	223
Service charges on deposit accounts	70	68	69	138	137
Operating lease income	20	22	32	42	67
Letter of credit and loan fees	56	54	47	110	102
Corporate-owned life insurance income	30	30	28	60	55
Net securities gains (losses) (a)	—	—	2	—	1
Electronic banking fees	19	17	33	36	63
Gains on leased equipment	36	27	5	63	9
Insurance income	11	12	14	23	29
Net gains (losses) from loan sales	32	22	11	54	30
Net gains (losses) from principal investing	24	35	17	59	52
Investment banking and capital markets income (loss)	37	43	42	80	85
Other income	48	33	41	81	58

Total noninterest income	485	472	454	957	911

Noninterest expense
Personnel	389	385	380	774	751
Net occupancy	62	64	62	126	127
Operating lease expense	15	17	25	32	53
Computer processing	43	41	42	84	84
Business services and professional fees	51	38	44	89	82
FDIC assessment	8	8	9	16	38
OREO expense, net	7	6	(3)	13	7
Equipment	27	26	26	53	52
Marketing	17	13	10	30	20
Provision (credit) for losses on lending-related commitments	6	—	(12)	6	(16)
Other expense	89	105	97	194	183

Total noninterest expense	714	703	680	1,417	1,381

Income (loss) from continuing operations before income taxes	288	280	346	568	739
Income taxes	57	75	94	132	205

Income (loss) from continuing operations	231	205	252	436	534
Income (loss) from discontinued operations, net of taxes	10	(5)	(9)	5	(20)

Net income (loss)	241	200	243	441	514
Less: Net income (loss) attributable to noncontrolling interests	5	—	3	5	11

Net income (loss) attributable to Key	$236	$200	$240	$436	$503

Income (loss) from continuing operations attributable to Key common shareholders	$221	$199	$243	$420	$427
Net income (loss) attributable to Key common shareholders	231	194	234	425	407

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.21	$.26	$.44	$.47
Income (loss) from discontinued operations, net of taxes	.01	(.01)	(.01)	.01	(.02)
Net income (loss) attributable to Key common shareholders	.24	.20	.25	.45	.44

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.21	$.26	$.44	$.46
Income (loss) from discontinued operations, net of taxes	.01	(.01)	(.01)	.01	(.02)
Net income (loss) attributable to Key common shareholders (c)	.24	.20	.25	.45	.44

Cash dividends declared per common share	$.05	$.03	$.03	$.08	$.04

Weighted-average common shares outstanding (000)	944,648	949,342	947,565	946,995	914,911
Weighted-average common shares and potential common shares outstanding (000) (b)	948,087	953,971	952,133	951,029	920,162

(a)	For the three months ended June 30, 2012, March 31, 2012, and June 30, 2011, Key did not have any impairment losses related to securities.
(b)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.
(c)	Earnings per share may not foot due to rounding.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Second Quarter 2012			First Quarter 2012			Second Quarter 2011
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural	$20,132	$190	3.80%	$19,638	$194	3.98%	$16,922	$174	4.13%
Real estate — commercial mortgage	7,613	85	4.50	7,993	89	4.48	8,460	95	4.47
Real estate — construction	1,216	14	4.64	1,284	16	4.86	1,760	19	4.44
Commercial lease financing	5,700	51	3.55	5,846	58	3.97	6,094	75	4.93

Total commercial loans	34,661	340	3.94	34,761	357	4.12	33,236	363	4.38
Real estate — residential mortgage	1,990	24	4.91	1,950	25	5.04	1,818	24	5.33
Home equity:
Key Community Bank	9,359	94	4.04	9,173	93	4.08	9,441	97	4.13
Other	493	9	7.66	521	10	7.68	611	12	7.66

Total home equity loans	9,852	103	4.23	9,694	103	4.27	10,052	109	4.35
Consumer other — Key Community Bank	1,247	29	9.20	1,193	28	9.61	1,151	27	9.39
Consumer other:
Marine	1,595	26	6.29	1,714	27	6.28	2,051	32	6.20
Other	101	2	8.49	118	2	7.79	146	3	7.81

Total consumer other	1,696	28	6.42	1,832	29	6.38	2,197	35	6.31

Total consumer loans	14,785	184	4.99	14,669	185	5.07	15,218	195	5.13

Total loans	49,446	524	4.26	49,430	542	4.41	48,454	558	4.61
Loans held for sale	585	5	3.43	581	5	3.62	376	3	3.72
Securities available for sale (b), (e)	13,865	105	3.13	15,259	116	3.15	19,005	149	3.19
Held-to-maturity securities (b)	3,493	17	1.98	2,251	12	2.08	19	—	10.72
Trading account assets	768	5	3.01	808	6	2.72	893	9	3.96
Short-term investments	2,608	2	.29	1,898	1	.29	1,913	1	.23
Other investments (e)	1,177	10	3.21	1,169	8	2.78	1,328	12	3.24

Total earning assets	71,942	668	3.74	71,396	690	3.91	71,988	732	4.09
Allowance for loan and lease losses	(928)			(968)			(1,279)
Accrued income and other assets	9,906			10,038			10,677
Discontinued assets — education lending business	5,633			5,757			6,350

Total assets	$86,553			$86,223			$87,736

Liabilities
NOW and money market deposit accounts	$29,106	13	.18	$28,328	15	.21	$26,354	19	.29
Savings deposits	2,085	—	.03	1,997	—	.06	1,981	1	.06
Certificates of deposit ($100,000 or more) (f)	3,858	27	2.85	4,036	29	2.91	5,075	38	3.02
Other time deposits	5,645	30	2.13	6,035	33	2.19	7,330	42	2.31
Deposits in foreign office	759	1	.24	769	—	.25	869	—	.34

Total interest-bearing deposits	41,453	71	.69	41,165	77	.76	41,609	100	.97
Federal funds purchased and securities sold under repurchase agreements	1,880	1	.20	1,850	1	.21	2,089	2	.27
Bank notes and other short-term borrowings	468	2	1.80	490	2	1.53	672	3	1.96
Long-term debt (f), (g)	5,463	50	4.01	6,161	51	3.61	7,576	57	3.26

Total interest-bearing liabilities	49,264	124	1.02	49,666	131	1.07	51,946	162	1.27

Noninterest-bearing deposits	19,610			18,466			16,932
Accrued expense and other liabilities	1,927			2,325			2,767
Discontinued liabilities — education lending business (d), (g)	5,633			5,757			6,350

Total liabilities	76,434			76,214			77,995

Equity
Key shareholders’ equity	10,100			9,992			9,561
Noncontrolling interests	19			17			180

Total equity	10,119			10,009			9,741

Total liabilities and equity	$86,553			$86,223			$87,736

Interest rate spread (TE)			2.72%			2.84%			2.82%

Net interest income (TE) and net interest margin (TE)		544	3.06%		559	3.16%		570	3.19%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$538			$553			$564

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Six months ended June 30, 2012			Six months ended June 30, 2011
	Average			Average
	Balance	Interest(a)	Yield/Rate(a)	Balance	Interest(a)	Yield/Rate(a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$19,885	$384	3.89%	$16,618	$348	4.23%
Real estate — commercial mortgage	7,803	174	4.49	8,847	199	4.52
Real estate — construction	1,250	30	4.75	1,895	39	4.20
Commercial lease financing	5,773	109	3.76	6,214	155	4.98

Total commercial loans	34,711	697	4.03	33,574	741	4.44
Real estate — residential mortgage	1,970	49	4.98	1,814	48	5.32
Home equity:
Key Community Bank	9,266	187	4.06	9,447	194	4.14
Other	507	19	7.67	629	24	7.63

Total home equity loans	9,773	206	4.25	10,076	218	4.36
Consumer other — Key Community Bank	1,220	57	9.40	1,154	55	9.64
Consumer other:
Marine	1,655	53	6.29	2,112	66	6.23
Other	109	4	8.11	151	6	7.86

Total consumer other	1,764	57	6.40	2,263	72	6.34

Total consumer loans	14,727	369	5.03	15,307	393	5.16

Total loans	49,438	1,066	4.33	48,881	1,134	4.67
Loans held for sale	583	10	3.52	383	7	3.62
Securities available for sale (b), (e)	14,562	221	3.14	20,076	315	3.19
Held-to-maturity securities (b)	2,872	29	2.02	19	1	11.12
Trading account assets	788	11	2.86	955	16	3.31
Short-term investments	2,253	3	.29	1,938	2	.24
Other investments (e)	1,173	18	2.99	1,344	24	3.29

Total earning assets	71,669	1,358	3.83	73,596	1,499	4.10
Allowance for loan and lease losses	(948)			(1,386)
Accrued income and other assets	9,972			10,622
Discontinued assets — education lending business	5,695			6,414

Total assets	$86,388			$89,246

Liabilities
NOW and money market deposit accounts	$28,717	28	.20	$26,677	38	.29
Savings deposits	2,041	—	.04	1,944	1	.06
Certificates of deposit ($100,000 or more) (f)	3,947	56	2.88	5,350	81	3.04
Other time deposits	5,840	63	2.16	7,654	89	2.35
Deposits in foreign office	764	1	.24	954	1	.33

Total interest-bearing deposits	41,309	148	.72	42,579	210	.99
Federal funds purchased and securities sold under repurchase agreements	1,865	2	.20	2,231	3	.27
Bank notes and other short-term borrowings	479	4	1.66	705	6	1.83
Long-term debt (f), (g)	5,812	101	3.80	7,186	106	3.18

Total interest-bearing liabilities	49,465	255	1.05	52,701	325	1.26

Noninterest-bearing deposits	19,038			16,707
Accrued expense and other liabilities	2,126			2,822
Discontinued liabilities — education lending business (d), (g)	5,695			6,414

Total liabilities	76,324			78,644
Equity
Key shareholders’ equity	10,046			10,383
Noncontrolling interests	18			219

Total equity	10,064			10,602

Total liabilities and equity	$86,388			$89,246

Interest rate spread (TE)			2.78%			2.84%

Net interest income (TE) and net interest margin (TE)		1,103	3.11%		1,174	3.22%

TE adjustment (b)		12			13

Net interest income, GAAP basis		$1,091			$1,161

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (d) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Discontinued liabilities include the liabilities of the education lending business and the dollar amount of any additional liabilities assumed necessary to support the assets associated with this business.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
TE	= Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Noninterest Income

(in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Trust and investment services income (a)	$102	$109	$113	$211	$223
Service charges on deposit accounts	70	68	69	138	137
Operating lease income	20	22	32	42	67
Letter of credit and loan fees	56	54	47	110	102
Corporate-owned life insurance income	30	30	28	60	55
Net securities gains (losses)	—	—	2	—	1
Electronic banking fees	19	17	33	36	63
Gains on leased equipment	36	27	5	63	9
Insurance income	11	12	14	23	29
Net gains (losses) from loan sales	32	22	11	54	30
Net gains (losses) from principal investing	24	35	17	59	52
Investment banking and capital markets income (loss) (a)	37	43	42	80	85
Other income	48	33	41	81	58

Total noninterest income	$485	$472	$454	$957	$911

(a)	Additional detail provided in tables below.

Trust and Investment Services Income

(in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Brokerage commissions and fee income	$32	$36	$33	$68	$65
Personal asset management and custody fees	39	39	40	78	78
Institutional asset management and custody fees	31	34	40	65	80

Total trust and investment services income	$102	$109	$113	$211	$223

Investment Banking and Capital Markets Income (Loss)

(in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Investment banking income	$25	$20	$25	$45	$51
Income (loss) from other investments	4	5	10	9	12
Dealer trading and derivatives income (loss), proprietary (a), (b)	(8)	3	(6)	(5)	(8)
Dealer trading and derivatives income (loss), nonproprietary (b)	6	6	3	12	9

Total dealer trading and derivatives income (loss)	(2)	9	(3)	7	1
Foreign exchange income	10	9	10	19	21

Total investment banking and capital markets income (loss)	$37	$43	$42	$80	$85

(a)	For the quarters ended June 30, 2012, March 31, 2012, and June 30, 2011, fixed income and equity securities trading comprised the vast majority of this amount. For the quarter ended June 30, 2012, income related to foreign exchange derivative trading, interest rate derivative trading, and credit portfolio management was less than $1 million. For the quarters ended March 31, 2012, and June 30, 2011, income related to foreign exchange and interest rate derivative trading was less than $1 million and was offset by losses from Key’s credit portfolio management activities.
(b)	The allocation between proprietary and nonproprietary is made based upon whether the trade is conducted for the benefit of Key or Key’s clients rather than based upon the proposed rulemakings under the Volcker Rule. The prohibitions and restrictions on proprietary trading activities contemplated by the Volcker Rule and the rules proposed thereunder are not yet final. Therefore, the ultimate impact of the rules proposed under the Volcker Rule is not yet known.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Noninterest Expense

(dollars in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Personnel (a)	$389	$385	$380	$774	$751
Net occupancy	62	64	62	126	127
Operating lease expense	15	17	25	32	53
Computer processing	43	41	42	84	84
Business services and professional fees	51	38	44	89	82
FDIC assessment	8	8	9	16	38
OREO expense, net	7	6	(3)	13	7
Equipment	27	26	26	53	52
Marketing	17	13	10	30	20
Provision (credit) for losses on lending-related commitments	6	—	(12)	6	(16)
Other expense	89	105	97	194	183

Total noninterest expense	$714	$703	$680	$1,417	$1,381

Average full-time equivalent employees (b)	15,455	15,404	15,349	15,430	15,326

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Salaries	$245	$236	$228	$481	$452
Incentive compensation	71	66	73	137	146
Employee benefits	56	65	58	121	120
Stock-based compensation	13	14	16	27	21
Severance	4	4	5	8	12

Total personnel expense	$389	$385	$380	$774	$751

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Loan Composition

(dollars in millions)

				Percent change 6-30-12 vs.
	6-30-12	3-31-12	6-30-11	3-31-12	6-30-11
Commercial, financial and agricultural	$20,386	$19,787	$16,883	3.0%	20.7%
Commercial real estate:
Commercial mortgage	7,409	7,807	8,069	(5.1)	(8.2)
Construction	1,172	1,273	1,631	(7.9)	(28.1)

Total commercial real estate loans	8,581	9,080	9,700	(5.5)	(11.5)
Commercial lease financing	5,636	5,755	6,105	(2.1)	(7.7)

Total commercial loans	34,603	34,622	32,688	(.1)	5.9
Residential — prime loans:
Real estate — residential mortgage	2,016	1,967	1,838	2.5	9.7
Home equity:
Key Community Bank	9,601	9,153	9,431	4.9	1.8
Other	479	507	595	(5.5)	(19.5)

Total home equity loans	10,080	9,660	10,026	4.3	.5

Total residential — prime loans	12,096	11,627	11,864	4.0	2.0
Consumer other — Key Community Bank	1,263	1,212	1,157	4.2	9.2
Consumer other:
Marine	1,542	1,654	1,989	(6.8)	(22.5)
Other	101	111	142	(9.0)	(28.9)

Total consumer — indirect loans	1,643	1,765	2,131	(6.9)	(22.9)

Total consumer loans	15,002	14,604	15,152	2.7	(1.0)

Total loans (a)	$49,605	$49,226	$47,840	.8%	3.7%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 6-30-12 vs.
	6-30-12	3-31-12	6-30-11	3-31-12	6-30-11
Commercial, financial and agricultural	$18	$28	$80	(35.7)%	(77.5)%
Real estate — commercial mortgage	523	362	198	44.5	164.1
Real estate — construction	12	15	39	(20.0)	(69.2)
Commercial lease financing	13	30	6	(56.7)	116.7
Real estate — residential mortgage	90	76	58	18.4	55.2

Total loans held for sale	$656	$511	$381	28.4%	72.2%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	2Q12	1Q12	4Q11	3Q11	2Q11
Balance at beginning of period	$511	$728	$479	$381	$426
New originations	1,308	935	1,235	853	914
Transfers from held to maturity, net	7	19	19	23	16
Loan sales	(1,165)	(1,168)	(932)	(759)	(1,039)
Loan draws (payments), net	(4)	(3)	(72)	1	73
Transfers to OREO / valuation adjustments	(1)	—	(1)	(20)	(9)

Balance at end of period	$656	$511	$728	$479	$381

(a)	Excluded at June 30, 2012, March 31, 2012, and June 30, 2011, are loans in the amount of $5.5 billion, $5.7 billion, and $6.3 billion, respectively, related to the discontinued operations of the education lending business.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance Outstanding		Change 6-30-12 vs.	Net Loan Charge-offs		Balance on Nonperforming Status
	6-30-12	3-31-12	3-31-12	2Q12	1Q12(c)	6-30-12	3-31-12
Residential properties — homebuilder	$33	$34	$(1)	—	$2	$14	$17
Marine and RV floor plan	39	59	(20)	$2	7	15	32
Commercial lease financing (a)	1,237	1,534	(297)	1	(1)	9	11

Total commercial loans	1,309	1,627	(318)	3	8	38	60
Home equity — Other	479	507	(28)	7	7	17	12
Marine	1,542	1,654	(112)	7	10	19	31
RV and other consumer	101	111	(10)	2	1	1	—

Total consumer loans	2,122	2,272	(150)	16	18	37	43

Total exit loans in loan portfolio	$3,431	$3,899	$(468)	$19	$26	$75	$103

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,483	$5,715	$(232)	$12	$19	$18	$19

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	2Q12	1Q12	4Q11	3Q11	2Q11
Net loan charge-offs	$77	$101	$105	$109	$134
Net loan charge-offs to average loans	.63%	.82%	.86%	.90%	1.11%
Allowance for loan and lease losses to annualized net loan charge-offs	286.74	232.39	241.01	261.54	228.85
Allowance for loan and lease losses	$888	$944	$1,004	$1,131	$1,230
Allowance for credit losses (a)	939	989	1,049	1,187	1,287
Allowance for loan and lease losses to period-end loans	1.79%	1.92%	2.03%	2.35%	2.57%
Allowance for credit losses to period-end loans	1.89	2.01	2.12	2.46	2.69
Allowance for loan and lease losses to nonperforming loans	135.16	141.74	138.10	143.53	146.08
Allowance for credit losses to nonperforming loans	142.92	148.50	144.29	150.63	152.85
Nonperforming loans at period end	$657	$666	$727	$788	$842
Nonperforming assets at period end	751	767	859	914	950
Nonperforming loans to period-end portfolio loans	1.32%	1.35%	1.47%	1.64%	1.76%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.51	1.55	1.73	1.89	1.98

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Six months ended
	6-30-12	3-31-12	6-30-11	6-30-12	6-30-11
Average loans outstanding	$49,446	$49,430	$48,454	$49,438	$48,881

Allowance for loan and lease losses at beginning of period	$944	$1,004	$1,372	$1,004	$1,604
Loans charged off:
Commercial, financial and agricultural	23	26	51	49	93
Real estate — commercial mortgage	23	23	16	46	62
Real estate — construction	5	11	27	16	62

Total commercial real estate loans	28	34	43	62	124
Commercial lease financing	16	4	9	20	26

Total commercial loans	67	64	103	131	243
Real estate — residential mortgage	7	6	7	13	17
Home equity:
Key Community Bank	23	25	28	48	53
Other	9	8	11	17	26

Total home equity loans	32	33	39	65	79
Consumer other — Key Community Bank	10	10	11	20	23
Consumer other:
Marine	13	17	15	30	42
Other	2	2	2	4	5

Total consumer other	15	19	17	34	47

Total consumer loans	64	68	74	132	166

Total loans charged off	131	132	177	263	409
Recoveries:
Commercial, financial and agricultural	20	11	15	31	25
Real estate — commercial mortgage	14	2	4	16	7
Real estate — construction	1	1	3	2	8

Total commercial real estate loans	15	3	7	18	15
Commercial lease financing	6	4	5	10	11

Total commercial loans	41	18	27	59	51
Real estate — residential mortgage	1	1	1	2	2
Home equity:
Key Community Bank	2	2	1	4	2
Other	2	1	1	3	2

Total home equity loans	4	3	2	7	4
Consumer other — Key Community Bank	2	1	2	3	4
Consumer other:
Marine	6	7	11	13	19
Other	—	1	—	1	2

Total consumer other	6	8	11	14	21

Total consumer loans	13	13	16	26	31

Total recoveries	54	31	43	85	82

Net loan charge-offs	(77)	(101)	(134)	(178)	(327)
Provision (credit) for loan and lease losses	21	42	(8)	63	(48)
Foreign currency translation adjustment	—	(1)	—	(1)	1

Allowance for loan and lease losses at end of period	$888	$944	$1,230	$888	$1,230

Liability for credit losses on lending-related commitments at beginning of period	$45	$45	$69	$45	$73
Provision (credit) for losses on lending-related commitments	6	—	(12)	6	(16)

Liability for credit losses on lending-related commitments at end of period (a)	$51	$45	$57	$51	$57

Total allowance for credit losses at end of period	$939	$989	$1,287	$939	$1,287

Net loan charge-offs to average loans	.63%	.82%	1.11%	.72%	1.35%
Allowance for loan and lease losses to annualized net loan charge-offs	286.74	232.39	228.85	248.08	186.53
Allowance for loan and lease losses to period-end loans	1.79	1.92	2.57	1.79	2.57
Allowance for credit losses to period-end loans	1.89	2.01	2.69	1.89	2.69
Allowance for loan and lease losses to nonperforming loans	135.16	141.74	146.08	135.16	146.08
Allowance for credit losses to nonperforming loans	142.92	148.50	152.85	142.92	152.85
Discontinued operations — education lending business:
Loans charged off	$16	$23	$35	$39	$73
Recoveries	4	4	3	8	6

Net loan charge-offs	$(12)	$(19)	$(32)	$(31)	$(67)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	6-30-12	3-31-12	12-31-11	9-30-11	6-30-11
Commercial, financial and agricultural	$141	$168	$188	$188	$213

Real estate — commercial mortgage	172	175	218	237	230
Real estate — construction	68	66	54	93	131

Total commercial real estate loans	240	241	272	330	361
Commercial lease financing	18	22	27	31	41

Total commercial loans	399	431	487	549	615
Real estate — residential mortgage	78	82	87	88	79
Home equity:
Key Community Bank	141	109	108	102	101
Other	17	12	12	12	11

Total home equity loans	158	121	120	114	112
Consumer other — Key Community Bank	2	1	1	4	3
Consumer other:
Marine	19	30	31	32	32
Other	1	1	1	1	1

Total consumer other	20	31	32	33	33

Total consumer loans	258	235	240	239	227

Total nonperforming loans	657	666	727	788	842
Nonperforming loans held for sale	38	24	46	42	42
OREO	28	61	65	63	52
Other nonperforming assets	28	16	21	21	14

Total nonperforming assets	$751	$767	$859	$914	$950

Accruing loans past due 90 days or more	$131	$169	$164	$118	$118
Accruing loans past due 30 through 89 days	362	420	441	478	465
Restructured loans — accruing and nonaccruing (a)	274	293	276	277	252
Restructured loans included in nonperforming loans (a)	163	184	191	178	144
Nonperforming assets from discontinued operations — education lending business	18	19	23	22	21
Nonperforming loans to period-end portfolio loans	1.32%	1.35%	1.47%	1.64%	1.76%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.51	1.55	1.73	1.89	1.98

(a)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	2Q12	1Q12	4Q11	3Q11	2Q11
Balance at beginning of period	$666	$727	$788	$842	$885
Loans placed on nonaccrual status	350	214	230	292	410
Charge-offs	(131)	(132)	(149)	(157)	(177)
Loans sold	(49)	(27)	(28)	(16)	(11)
Payments	(110)	(65)	(70)	(125)	(156)
Transfers to OREO	(6)	(15)	(12)	(11)	(6)
Transfers to nonperforming loans held for sale	(16)	—	(19)	(24)	(15)
Transfers to other nonperforming assets	(14)	—	(4)	(3)	—
Loans returned to accrual status	(33)	(36)	(9)	(10)	(88)

Balance at end of period	$657	$666	$727	$788	$842

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	2Q12	1Q12	4Q11	3Q11	2Q11
Balance at beginning of period	$24	$46	$42	$42	$86
Transfers in	16	—	19	24	15
Net advances / (payments)	—	(1)	(3)	(5)	(13)
Loans sold	(1)	(1)	(11)	(5)	(37)
Transfers to OREO	—	—	(1)	(19)	(5)
Valuation adjustments	(1)	(1)	—	(1)	(4)
Loans returned to accrual status / other	—	(19)	—	6	—

Balance at end of period	$38	$24	$46	$42	$42

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	2Q12	1Q12	4Q11	3Q11	2Q11
Balance at beginning of period	$61	$65	$63	$52	$97
Properties acquired — nonperforming loans	6	15	13	30	11
Valuation adjustments	(7)	(7)	(4)	(3)	(7)
Properties sold	(32)	(12)	(7)	(16)	(49)

Balance at end of period	$28	$61	$65	$63	$52

KeyCorp Reports Second Quarter 2012 Profit

July 19, 2012

Line of Business Results

(dollars in millions)

						Percent change 2Q12 vs.
	2Q12	1Q12	4Q11	3Q11	2Q11	1Q12	2Q11
Key Community Bank
Summary of operations
Total revenue (TE)	$537	$528	$546	$565	$559	1.7%	(3.9)%
Provision (credit) for loan and lease losses	11	2	30	39	79	450.0	(86.1)
Noninterest expense	476	456	477	457	447	4.4	6.5
Net income (loss) attributable to Key	41	57	40	57	34	(28.1)	20.6
Average loans and leases	27,043	26,617	26,406	26,270	26,242	1.6	3.1
Average deposits	48,253	47,768	48,076	47,672	47,719	1.0	1.1
Net loan charge-offs	50	49	71	60	79	2.0	(36.7)
Net loan charge-offs to average loans	.74%	.74%	1.07%	.91%	1.21%	N/A	N/A
Nonperforming assets at period end	$401	$402	$415	$439	$455	(.2)	(11.9)
Return on average allocated equity	5.73%	7.74%	5.07%	7.19%	4.22%	N/A	N/A
Average full-time equivalent employees	8,757	8,719	8,633	8,641	8,504	.4	3.0

Key Corporate Bank
Summary of operations
Total revenue (TE)	$392	$401	$413	$370	$391	(2.2)%	.3%
Provision (credit) for loan and lease losses	4	13	(61)	(40)	(76)	(69.2)	N/M
Noninterest expense	218	231	228	216	207	(5.6)	5.3
Net income (loss) attributable to Key	105	100	157	123	164	5.0	(36.0)
Average loans and leases	18,532	18,584	17,783	16,985	17,168	(.3)	7.9
Average loans held for sale	514	509	356	273	302	1.0	70.2
Average deposits	12,409	11,556	11,162	10,544	10,195	7.4	21.7
Net loan charge-offs	9	25	12	22	29	(64.0)	(69.0)
Net loan charge-offs to average loans	.20%	.54%	.27%	.51%	.68%	N/A	N/A
Nonperforming assets at period end	$248	$237	$294	$326	$339	4.6	(26.8)
Return on average allocated equity	23.61%	21.07%	30.02%	22.52%	28.26%	N/A	N/A
Average full-time equivalent employees	2,257	2,254	2,286	2,288	2,191	.1	3.0

Key Corporate Bank supplementary information (lines of business)
Real Estate Capital and Corporate Banking Services
Total revenue (TE)	$176	$161	$176	$147	$156	9.3%	12.8%
Provision (credit) for loan and lease losses	5	—	(31)	(38)	(49)	N/M	N/M
Noninterest expense	63	59	62	65	50	6.8	26.0
Net income (loss) attributable to Key	65	64	92	76	97	1.6	(33.0)
Average loans and leases	7,343	7,699	7,445	7,088	7,713	(4.6)	(4.8)
Average loans held for sale	337	291	216	173	229	15.8	47.2
Average deposits	9,190	8,221	7,643	7,286	7,371	11.8	24.7
Net loan charge-offs	7	16	10	19	26	(56.3)	(73.1)
Net loan charge-offs to average loans	.38%	.84%	.53%	1.06%	1.35%	N/A	N/A
Nonperforming assets at period end	$186	$173	$209	$240	$245	7.5	(24.1)
Return on average allocated equity	30.90%	27.56%	35.13%	26.83%	31.13%	N/A	N/A
Average full-time equivalent employees	950	951	953	942	902	(.1)	5.3

Equipment Finance
Total revenue (TE)	$57	$64	$62	$68	$63	(10.9)%	(9.5)%
Provision (credit) for loan and lease losses	6	(2)	(15)	(8)	(30)	N/M	N/M
Noninterest expense	37	37	48	45	45	—	(17.8)
Net income (loss) attributable to Key	9	18	18	19	30	(50.0)	(70.0)
Average loans and leases	4,886	4,779	4,680	4,619	4,545	2.2	7.5
Average loans held for sale	23	24	10	7	—	(4.2)	N/M
Average deposits	7	8	9	11	12	(12.5)	(41.7)
Net loan charge-offs	4	5	(1)	(1)	2	(20.0)	100.0
Net loan charge-offs to average loans	.33%	.42%	(.08)%	(.09)%	.18%	N/A	N/A
Nonperforming assets at period end	$33	$28	$41	$31	$39	17.9	(15.4)
Return on average allocated equity	14.48%	26.71%	23.19%	23.05%	35.81%	N/A	N/A
Average full-time equivalent employees	464	469	517	511	511	(1.1)	(9.2)

Institutional and Capital Markets
Total revenue (TE)	$159	$176	$175	$155	$172	(9.7)%	(7.6)%
Provision (credit) for loan and lease losses	(7)	15	(15)	6	3	N/M	N/M
Noninterest expense	118	135	118	106	112	(12.6)	5.4
Net income (loss) attributable to Key	31	18	47	28	37	72.2	(16.2)
Average loans and leases	6,303	6,106	5,658	5,278	4,910	3.2	28.4
Average loans held for sale	154	194	130	93	73	(20.6)	111.0
Average deposits	3,212	3,327	3,510	3,247	2,812	(3.5)	14.2
Net loan charge-offs	(2)	4	3	4	1	N/M	N/M
Net loan charge-offs to average loans	(.13)%	.26%	.21%	.30%	.08%	N/A	N/A
Nonperforming assets at period end	$29	$36	$44	$55	$55	(19.4)	(47.3)
Return on average allocated equity	17.99%	10.28%	25.61%	15.51%	20.00%	N/A	N/A
Average full-time equivalent employees	843	834	816	835	778	1.1	8.4

TE	= Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful